UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2018

LevelBlox, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	000-54502	26-3748249
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6371 Business Blvd. Suite 200 Sarasota, FL	34240
(Address of Principal Executive Offices)	(Zip Code)

(941) 907-8822
(Registrant’s Telephone Number, including Area Code)

AlphaPoint Technology, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 7.01. Regulation FD Disclosure.

As previously disclosed, on September 27, 2018, LevelBlox, Inc. (the “Company”) filed a certificate of amendment (the “Amendment”) to the Company’s certificate of incorporation that would have the effect of changing the Company’s name from AlphaPoint Technology, Inc. to LevelBlox, Inc. The effective date of the Amendment for purposes of Delaware law was September 27, 2018. However, the corporate name change did not take effect at that time, as it required approval by the Financial Industry Regulatory Authority (“FINRA”). On October 18, 2018, FINRA notified the Company that its corporate name change and ticker symbol change would take effect on October 19, 2018. In connection therewith, the Company issued a press release announcing that its name change to LevelBlox, Inc. and its ticker symbol change from “APPO” to “LVBX” will take effect at the open of business on October 19, 2018.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Document Description

99.1	Press release of the registrant dated October 18, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LevelBlox, Inc.

Dated: October 18, 2018	/s/ Gary Macleod
Gary Macleod
Chief Executive Officer